UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2012

Medical Properties Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32559	20-0191742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Urban Center Drive, Suite 501, Birmingham, AL 35242

(Address of principal executive offices) (Zip code)

(205) 969-3755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 31, 2012, Medical Properties Trust, Inc. (the “Company”) announced that affiliates of its operating partnership, MPT Operating Partnership, L.P. (the “Operating Partnership”), entered into definitive agreements to make loans to and acquire assets from Ernest Health, Inc. (“Ernest”) and to make an equity contribution to the parent of Ernest for a combined investment of approximately $396.5 million consisting of $200.0 million to purchase price and real estate assets, a first mortgage loan of $100.0 million, an acquisition loan for $93.2 million and a capital contribution of $3.3 million as described below.

Real estate acquisition

Pursuant to a definitive real property asset purchase agreement (the “Purchase Agreement”), certain wholly owned subsidiaries of the Operating Partnership will acquire from Ernest and certain of its subsidiaries (i) a portfolio of five rehabilitation facilities (including a ground lease interest relating to a community-based acute rehabilitation facility in Wyoming), (ii) seven long-term acute care facilities located in seven states and (iii) undeveloped land in Provo, Utah (collectively, the “Acquired Facilities”) for an aggregate purchase price of $200.0 million, subject to certain adjustments. The acquisition of these assets is herein referred to as the “Ernest Asset Acquisition.”

The Acquired Facilities will be leased to limited liability companies wholly-owned by the Company’s taxable REIT subsidiary, MPT Development Services, Inc. (“MPT TRS”), which will sublease the facilities to subsidiaries of Ernest pursuant to a master sublease agreement. The master sublease agreement (the “Master Sublease Agreement”) will have a 20-year term with three five-year extension options and provide for an average annualized cash rent of $18 million, plus consumer price-indexed increases, limited to a 2% floor and 5% ceiling annually.

Mortgage loan financing

Pursuant to the Purchase Agreement, MPT TRS will make Ernest a $100.0 million mortgage loan secured by a first mortgage interest in four subsidiaries of Ernest (the “Mortgage Loan Financing”). The Mortgage Loan Financing will have a 20-year term with three five-year extension options and bear interest at 9% per year plus consumer price-indexed increases, limited to a 2% floor and 5% ceiling annually.

Acquisition loan and equity contribution

In addition, MPT Aztec Opco, LLC, a wholly-owned subsidiary of MPT TRS, will enter into a joint venture limited liability company, Ernest Health Holdings, LLC (“Ernest Holdings”), with an entity formed by the present key management personnel of Ernest (“ManageCo”). MPT Aztec Opco, LLC will make capital contributions of approximately $3.3 million to Ernest Holdings in exchange for a membership interest representing a 49% aggregate initial equity interest. The remaining 51% initial equity interest in Ernest Holdings will be owned by ManageCo, which will make contributions valued at $3.5 million in exchange for a membership interest in Ernest Holdings. Pursuant to the terms of an Agreement and Plan of Merger dated January 31, 2012, a merger subsidiary of Ernest Holdings will be merged with and into Ernest, with Ernest surviving the merger as a wholly-owned subsidiary of Ernest Holdings. In addition, MPT Aztec Opco, LLC will make an acquisition loan of approximately $93.2 million to the merger subsidiary. The acquisition loan will bear interest at a rate of 15.0%, with a 6% coupon payable in cash in the first year, a 7% coupon payable in cash in the second year and a 10% coupon payable in cash thereafter. The remaining 9% in year one; 8% in year two and 5% thereafter will be accrued and paid upon the occurrence of any capital or liquidity events of Ernest Holdings and will be payable in all events at maturity.

These transactions are herein collectively referred to as the “Ernest Acquisition Transactions.”

Following the consummation of these transactions, Ernest and its operating subsidiaries will be managed and operated by ManageCo, or one or more of ManageCo’s affiliates, pursuant to the terms of a management agreement, which terms shall include a base management fee payable to ManageCo and incentive payments tied to mutually agreed benchmarks. ManageCo and MPT Aztec Opco, LLC will share profits and distributions from Ernest Health Holdings according to a distribution waterfall under which, if certain benchmarks are met, such that after taking into account interest paid on the acquisition loan, ManageCo and MPT Aztec Opco, LLC will share in cash generated by Ernest Holdings in a ratio of 21% to ManageCo and 79% to Aztec Opco, LLC. Under the limited liability company agreement of Ernest Holdings, MPT Aztec Opco, LLC will have no management authority or control except for certain rights consistent with a passive ownership interest, such as a limited right to approve annual budgets and the right to approve extraordinary transactions, and except in the case of certain extraordinary events, which events include any defaults under the master sublease agreement or the acquisition loan, in which case MPT Aztec Opco, LLC is given special member rights including, without limitation, the right to terminate the management agreement, hire new management, or market the company for sale.

The Company intends to consummate the Ernest Acquisition Transactions during the first quarter of 2012. No assurance can be given that any portion of the Ernest Acquisition Transactions will occur as described herein or at all.

The foregoing summary of the Purchase Agreement, the Master Sublease Agreement, the Real Estate Loan Agreement and the Agreement and Plan of Merger (collectively, the “Transaction Documents”) does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, the Master Sublease Agreement, the Real Estate Loan Agreement and the Agreement and Plan of Merger, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and the terms of which are incorporated herein by reference.

The Transaction Documents have been included with this Form 8-K pursuant to applicable rules and regulations of the Securities and Exchange Commission in order to provide investors and shareholders with information regarding their terms. However, they are not intended to provide any other factual information about the Company, the Operating Partnership, the sellers under the Transaction Documents, their respective subsidiaries and affiliates, or any other party. In particular, the representations, warranties and covenants contained in the Transaction Documents have been made only for the purpose of the Transaction Documents, and, as such, are intended solely for the benefit of the parties to the Transaction Documents. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Transaction Documents. Furthermore, many of the representations and warranties in the Transaction Documents are the result of negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company, the Operating Partnership, the sellers under the Transaction Documents, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or shareholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Transaction Documents and these changes may not be fully reflected in the Company’s or the Operating Partnership’s public disclosures.

As a result of the foregoing, investors and shareholders are strongly encouraged not to rely on the representations, warranties and covenants contained in the Transaction Documents, or on any descriptions thereof, as accurate characterizations of the state of facts or condition of the Company, the Operating Partnership or any other party. Investors and shareholders are likewise cautioned that they are not third-party beneficiaries under the Transaction Documents and do not have any direct rights or remedies pursuant to the Transaction Documents.

Item 2.02.	Results of Operations and Financial Condition.

On January 31, 2012, the Company issued a press release announcing its financial results for the three months and year ended December 31, 2011, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. The Company also posted certain fourth quarter 2011 supplemental information on its website at www.medicalpropertiestrust.com, a copy of which is furnished as Exhibit 99.2 hereto and is incorporated hereby reference. The information furnished pursuant to this Item 2.02, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, this information shall not be deemed incorporated by reference in any filing of the Company with the Securities and Exchange Commission, except as expressly set forth by specific reference in any such filing.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 30, 2012, the Company filed Articles of Amendment to the Company’s Second Articles of Amendment and Restatement with the Maryland State Department of Assessments and Taxation increasing the number of authorized shares of common stock of the Company, par value $.001 per share, from 150,000,000 to 250,000,000. The Articles of Amendment, which were effective upon filing, are included as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On January 31, 2012, the Company issued a press release announcing the Ernest Acquisition Transactions, a copy of which is furnished as Exhibit 99.3 hereto and is incorporated herein by reference.

On January 25, 2012, in connection with the Ernest Acquisition Transactions, the Company received a commitment letter and term sheet for a $80.0 million senior unsecured term loan facility, from J.P. Morgan Chase Bank, N.A. and RBC Capital Markets, LLC. The term sheet provides for customary financial and operating covenants, substantially consistent with the Company’s revolving credit facility, including covenants relating to total leverage ratio, fixed charge coverage ratio, mortgage secured leverage ratio, recourse mortgage secured indebtedness, consolidated adjusted net worth, unsecured leverage ratio and interest coverage ratio, and covenants restricting the incurrence of debt, imposition of liens, the payment of dividends and entering into affiliate transactions. The term sheet also provides for customary events of default, including among others, nonpayment of principal or interest, material inaccuracy of representations and failure to comply with the Company’s covenants.

Effectiveness of the new term loan facility is subject to, among other things, definitive documentation and the satisfaction of customary closing conditions. There is no assurance that the Company will be able to successfully establish the new term loan facility on the terms described herein or at all.

In addition, the Company requested a $70 million increase in the Company’s existing revolving credit facility contemporaneously with the closing of the new term loan facility. The Company’s revolving credit facility includes an accordion feature pursuant to which borrowings thereunder can be increased to up to $400.0 million from $330.0 million. The Company expects that the administrative agent under the revolving credit facility will arrange a syndicate of lenders willing to hold the requested incremental revolving commitments, but the Company may not be able to find commitments for this incremental facility.

The Company expects to close and fund the new term loan facility concurrently with the closing of the Ernest Acquisition Transactions.

The information furnished pursuant to this Item 7.01, including Exhibit 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, this information shall not be deemed incorporated by reference in any filing of the Company with the Securities and Exchange Commission, except as expressly set forth by specific reference in any such filing.

Item 8.01.	Other Events.

The audited consolidated financial statements of Ernest Health, Inc. and Subsidiaries as of December 31, 2010 and 2009, and for each of the two years in the period ended December 31, 2010, filed as Exhibit 99.4 hereto and incorporated herein by reference , have been audited by Ernst & Young LLP, independent auditors, as stated in their report appearing herein.

The unaudited condensed consolidated financial statements of Ernest Health, Inc. and Subsidiaries as of September 30, 2011 and for the nine months ended September 30, 2011 and 2010 and the notes related thereto are filed as Exhibit 99.5 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment

10.1	Purchase Agreement

10.2	Master Sublease Agreement

10.3	Real Estate Loan Agreement

10.4	Agreement and Plan of Merger

23.1	Consent of Ernst & Young LLP

99.1	Press release announcing financial results for the three months and year ended December 31, 2011

99.2	Fourth Quarter 2011 Supplemental Information

99.3	Press release announcing the Ernest Acquisition Transactions

99.4	Audited consolidated financial statements of Ernest Health, Inc. and Subsidiaries

99.5	Unaudited condensed consolidated financial statements of Ernest Health, Inc. and Subsidiaries

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: January 31, 2012

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment

10.1	Purchase Agreement

10.2	Master Sublease Agreement

10.3	Real Estate Loan Agreement

10.4	Agreement and Plan of Merger

23.1	Consent of Ernst & Young LLP

99.1	Press release announcing financial results for the three months and year ended December 31, 2011

99.2	Fourth Quarter 2011 Supplemental Information

99.3	Press release announcing the Ernest Acquisition Transactions

99.4	Audited consolidated financial statements of Ernest Health, Inc. and Subsidiaries

99.5	Unaudited condensed consolidated financial statements of Ernest Health, Inc. and Subsidiaries